Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE
Dated as of July 1, 2008
Supplementing the Indenture, dated
as of May 22, 2007, among
Countrywide Financial Corporation,
Countrywide Home Loans, Inc.,
and
The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 1, 2008 (the “First Supplemental Indenture”), is made by and among BANK OF AMERICA CORPORATION, a Delaware corporation (“Parent”), RED OAK MERGER CORPORATION, a Delaware corporation and wholly-owned subsidiary of Parent (the “Corporation”), COUNTRYWIDE FINANCIAL CORPORATION, a Delaware corporation (“Issuer”), COUNTRYWIDE HOME LOANS, INC., a New York corporation (the “Guarantor”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), as Trustee (the “Trustee”) under the Indenture referred to herein.
W I T N E S S E T H:
     WHEREAS, Issuer, the Guarantor and the Trustee are parties to an Indenture dated as of May 22, 2007 (as amended and supplemented, the “Indenture”), providing for the issuance of Series A Debentures and Series B Debentures (collectively the “Securities”);
     WHEREAS, Parent, Issuer and the Corporation have entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 11, 2008, pursuant to which Issuer will merge with and into the Corporation (the “Merger”), with the Corporation as the surviving corporation in the Merger;
     WHEREAS, the Merger is being consummated on July 1, 2008;
     WHEREAS, Section 5.01 of the Indenture provides that in the case of a merger of Issuer into any other corporation, the surviving corporation shall expressly assume by supplemental indenture all the obligations and covenants under the Securities and the Indenture to be performed and observed by Issuer;
     WHEREAS, Section 9.01(f) of the Indenture provides that Issuer and the Guarantor may amend the Indenture without notice to or consent of any holders of the Securities to provide for the conversion rights of holders of the Securities in the event of the merger of Issuer;
     WHEREAS, Section 9.01(g) of the Indenture provides that Issuer and the Guarantor may amend the Indenture without notice to or consent of any holders of the Securities to evidence the succession of another corporation to Issuer by merger and the assumption by the successor corporation of the obligations and covenants of Issuer under the Indenture;
     WHEREAS, Section 9.01(k) of the Indenture provides that Issuer and the Guarantor may amend the Indenture without notice to or consent of any holders of the Securities to make any changes to the Indenture so long as such change individually or in the aggregate with all other changes does not have a material adverse effect on the interest of the holders of the Securities;

     WHEREAS, Section 10.05(a) of the Indenture requires Parent to execute and deliver to the Trustee a supplemental indenture in connection with the Merger;
     WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Parent, Issuer, the Guarantor and the Corporation;
     WHEREAS, the Trustee has determined this First Supplemental Indenture is satisfactory to it in form; and
     WHEREAS, all things necessary to make this First Supplemental Senior Indenture a valid indenture and agreement according to its terms have been done.
     NOW, THEREFORE, in consideration of the premises, Parent, Issuer, the Guarantor, the Corporation and the Trustee agree as follows for the equal and ratable benefit of the holders of the Securities:
ARTICLE I
ASSUMPTION BY THE CORPORATION
AND SUPPLEMENTAL PROVISIONS
     SECTION 1.1 Assumption of the Securities.
     (a) The Corporation hereby represents and warrants that
     (i) it is a corporation organized and existing under the laws of the State of Delaware and is the surviving corporation in the Merger; and
     (ii) the execution, delivery and performance of this First Supplemental Indenture has been duly authorized by the Board of Directors of the Corporation.
     (b) The Corporation hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every obligation of the Issuer under the Securities and the Indenture to be performed or observed.
     SECTION 1.2 Assumption of the Conversion Obligation.
     (a) Parent hereby represents and warrants that
     (i) it is a corporation organized and existing under the laws of the State of Delaware; and
     (ii) the execution, delivery and performance of this First Supplemental Indenture has been duly authorized by the Board of Directors of Parent.
     (b) Parent hereby expressly assumes the Conversion Obligation and payment of the related Settlement Amount as required by Section 10.05 of the Indenture.

     (c) Notwithstanding anything to the contrary in this First Supplemental Indenture, the parties intend for the Conversion Obligation and related provisions of the Indenture to be interpreted and applied consistently with the requirements of the Indenture including, without limitation, those set forth in Sections 10.03(e) and 10.05(a) of the Indenture. For purposes of applying such provisions following the Merger, (i) the Exchange Property in the Merger consists of shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”), exchanged at a ratio of 0.1822 shares of Parent Common Stock for each share of common stock, par value $0.05 per share, of the Company (“CFC Common Stock”), (ii) Parent shall deliver Parent Common Stock in satisfaction of its Conversion Obligation under the Indenture and (iii) as of the effective time of the Merger, the Last Reported Sale Price of the Exchange Property was $4.35 per share of CFC Common Stock (consisting of 0.1822 of a share of Parent Common Stock having a Last Reported Sale Price of $23.87).
     SECTION 1.3 Name. Effective July 1, 2008, the name of Issuer, as the successor corporation under the Indenture, shall be “Countrywide Financial Corporation.”
     SECTION 1.4 Supplemental Provisions. In connection with the issuance of Securities under this Indenture:
     (a) Definitions in the present Section 101 are hereby amended as follows:
     (i) Except as otherwise provided in this Section 1.4, all references in the Indenture to “Change of Control” shall mean “Parent Change of Control.”
     (ii) The definition of “Change in Control” in Section 101 is hereby deleted in its entirety.
     (iii) The following definitions are added to Section 101:
     “Company Change of Control” means the occurrence at such time after July 1, 2008 when any of the following has occurred:
     (1) a ‘‘person’’ or ‘‘group’’ within the meaning of Section 13(d)(3) of the Exchange Act files a Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ‘‘beneficial owner,’’ as defined in Rule 13d-3 under the Exchange Act, of shares of Company Stock representing more than 50% of the Voting Stock of the Company; or
     (2) the first day on which a majority of the members of the Board of Directors of the Company does not consist of Continuing Directors; or

     (3) a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another person, other than:
     (a) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock or (ii) pursuant to which holders of the Company’s Capital Stock immediately prior to such transaction have the entitlement to exercise rights to, directly or indirectly, 50% or more of the total Voting Stock of the continuing or surviving or successor person immediately after giving effect to such issuance; or
     (b) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Company Stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving entity; or
     (c) any consolidation, merger, conveyance, transfer, sale, lease or other disposition with or into Parent or a Subsidiary of Parent, so long as such merger, consolidation, conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with or conveying, transferring, selling, leasing or otherwise disposing of all or substantially all of the Company’s properties and assets to any other person.
     The term “person” as used in this definition includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “Company Stock” means the common stock, par value $0.05 per share, of the Company existing on the date immediately following consummation of the Merger or any other shares of Capital Stock of the Company into which such Company Stock shall be reclassified or changed, including, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving person, the common stock of such surviving corporation.”

     “Merger” means the merger of Countrywide Financial Corporation, a Delaware corporation, with and into Red Oak Merger Corporation, a Delaware corporation, pursuant to an Agreement and Plan of Merger, dated as of January 11, 2008, among Parent, Countrywide Financial Corporation and Red Oak Merger Corporation.
     “Parent” means Bank of America Corporation, a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.
     “Parent Change of Control” means the occurrence at such time after July 1, 2008 when any of the following has occurred:
     (1) a ‘‘person’’ or ‘‘group’’ within the meaning of Section 13(d)(3) of the Exchange Act files a Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ‘‘beneficial owner,’’ as defined in Rule 13d-3 under the Exchange Act, of shares of Common Stock representing more than 50% of the Voting Stock of Parent; or
     (2) the first day on which a majority of the members of the Board of Directors of Parent does not consist of Continuing Directors; or
     (3) a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of Parent’s properties and assets to another person, other than:
     (a) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares Parent’s Capital Stock or (ii) pursuant to which holders of the Parent’s Capital Stock immediately prior to such transaction have the entitlement to exercise rights to, directly or indirectly, 50% or more of the total Voting Stock of the continuing or surviving or successor person immediately after giving effect to such issuance; or
     (b) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing Parent’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock, ordinary shares or American Depositary

Shares of the surviving entity or a direct or indirect parent of the surviving entity; or
     (c) any consolidation, merger, conveyance, transfer, sale, lease or other disposition of Parent with or into a Subsidiary, so long as such merger, consolidation, conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with or conveying, transferring, selling, leasing or otherwise disposing of all or substantially all of Parent’s properties and assets to any other person.
     The term “person” as used in this definition includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
          (iv) The following definitions are amended and restated in their entirety to read as follows:
     “Board of Directors” means either the board of directors of the Company or Parent, as applicable, or any duly authorized committee of such board.
     “Common Stock” means the common stock, par value $0.01 per share, of Parent existing on the date of this First Supplemental Indenture immediately following consummation of the Merger or any other shares of Capital Stock of Parent into which such Common Stock shall be reclassified or changed, including, subject to Section 10.05 below, in the event of a merger, consolidation or other similar transaction involving Parent that is otherwise permitted hereunder in which Parent is not the surviving person, the common stock of such surviving corporation.
     “Continuing Director’’ means a director who either was a member of the Board of Directors on July 1, 2008 or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by the Company or Parent on behalf of the applicable Board of Directors in which such individual is named as nominee for director.
     “Fundamental Change” will be deemed to have occurred upon a Company Change of Control or a Parent Change of Control.

     “Subsidiary” of a subject person means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the subject person or by one or more Subsidiaries of the subject person.
     (b) Article 4 is hereby amended as follows:
               (i) Section 4.02 is hereby amended and restated in its entirety to read as follows:
     “Section 4.02. SEC and Other Reports. Each of Parent and the Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which each is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing Parent and the Company shall be deemed, for purposes of this Section 4.02, to have furnished or delivered reports to the Trustee if (i) such reports are filed with the SEC via the EDGAR filing system, (ii) such reports are currently available on the SEC’s website, and (iii) Parent or the Company electronically delivers to the Trustee a link to the EDGAR filing each time Parent or the Company files such a report. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent’s or Company’s compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).”
               (ii) Section 4.06 is hereby amended and restated in its entirety to read as follows:
     “Section 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act until such time as neither the Securities nor any shares of Common Stock issued upon conversion of the Securities are “restricted securities” within the meaning of Rule 144 of the Securities Act, upon the request of a Holder or any beneficial owner of Securities or Holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or Holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or to a prospective purchaser of any such security designated by any such Holder or beneficial owner, as the case may be, to the extent required to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.”
     (c) Article 5 is hereby amended as follows:
               (i) Section 5.01 is hereby amended and restated in its entirety to read as follows:
     “Section 5.01. When Parent, Company and Guarantor May Merge or Transfer Assets. None of Parent, the Company nor the Guarantor shall consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any person, unless:
     (a) any of (1) Parent, the Company or the Guarantor, as the case may be, is the continuing person in the case of a merger or consolidation, or (2) the resulting, surviving or transferee person (the “successor person”) (if other than Parent, the Company or the Guarantor) will be a corporation or limited liability company (provided that the successor may be a limited liability company only if the Securities remain convertible into the common stock of a corporation) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (provided that the successor need not be organized and existing under the laws of the United States, any State thereof or the District of Columbia if independent tax counsel experienced in such matters delivers an opinion to Parent and the Company stating that, under then existing laws, there would be no adverse tax consequences to the Holders of Securities in the event the successor was not so organized and existing) and the successor person (if not Parent, the Company or the Guarantor, as the case may be) will expressly assume, by indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, in the case of Parent or the Company, all of the obligations of both Parent and the Company under the Securities and this Indenture, or in the case of the Guarantor, the Guarantor’s obligations under the Guarantee;
     (b) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing; and
     (c) Parent and the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposal and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided relating to such transaction have been satisfied.
     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to Parent, the Company, the Guarantor or another Subsidiary), which, if such assets were owned by Parent, the Company or the Guarantor, as applicable, would constitute all or substantially all of the properties and assets of Parent, the Company, the Guarantor and their Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of Parent, the Company or the Guarantor, as applicable.
     The successor person formed by such consolidation or into which Parent, the Company or the Guarantor, as applicable, is merged or the successor person to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Parent and the Company or the Guarantor, as applicable, under this Indenture with the same effect as if such successor had been named as Parent and the Company or the Guarantor, as applicable herein; and thereafter, except in the case of a lease or obligations Parent, the Company or the Guarantor, as applicable, may have under a supplemental indenture, Parent and the Company or the Guarantor, as applicable shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, Parent, the Company, the Guarantor, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of Parent and the Company and/or the Guarantor, as applicable.”
     (d) Article 6 is hereby amended as follows:
          (i) Section 6.01(a) is hereby amended by replacing the term “Company” with “Parent.”
          (ii) Section 6.01(e) is hereby amended and restated in its entirety to read as follows:
     “(e) the Company, Parent or the Guarantor fails to perform or observe any covenant applicable to such series of Securities and provided in this Indenture, the Guarantee, or in the relevant Securities for 90 days after written notice to the Company from the Trustee, or to the Company and the Trustee from the Holders of at least 25% in principal amount of the outstanding Securities of such series has been received by the Company;”
          (iii) Sections 6.01(g) and (h) are each hereby amended by replacing each occurrence of “the Company or the Guarantor” with “the Company, Parent or the Guarantor.”
     (e) Article 9 is hereby amended as follows:
          (i) Section 9.01(f) is hereby amended and restated in its entirety to read as follows:
     “(f) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of Parent’s or the Company’s assets occurs;”
          (ii) Section 9.01(g) is hereby amended by replacing the term “the Company’s” with “the Company’s and Parent’s.”
     (f) Article 10 is hereby amended as follows:
          (i) Article 10 is hereby amended by replacing the term “Company” with “Parent;” provided, however, that the reference to the term “Company” in Section 10.01(a)(4) of Article 10 shall remain unchanged.
          (ii) The proviso in the first sentence of Section 10.01(c) is hereby amended and restated in its entirety to read as follows:
     “provided that if the Stock Price paid in connection with such transaction is greater than $548.85 or less than $221.35 (subject in each case to adjustment as described below), no Additional Shares shall be added to the Conversion Rate.”
          (iii) The fourth paragraph of Section 10.01(c) is hereby amended and restated in its entirety to read as follows:
     “Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion of the Securities pursuant to this clause (c) exceed 4.5177 (for the Series A Debentures) and 4.5177 (for the Series B Debentures) per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 10.04.”
          (iv) The first sentence of Section 10.02(a) is hereby amended and restated in its entirety to read as follows:
     “Subject to Section 10.01 and the Parent’s rights under Section 10.03, each Security shall be convertible at the office of the Conversion

Agent into a combination of cash and fully paid and nonassessable shares (calculated to the nearest 1/10,000th of a share) of Common Stock, if any, at a rate (the “Conversion Rate”) equal to, initially, 3.4752 shares of Common Stock for each $1,000 principal amount of Series A Debentures, and 3.1157 shares of Common Stock for each $1,000 principal amount of Series B Debentures.”
          (v) Section 10.03(d) is hereby amended by replacing the phrase “to us” with “to the Company.”
          (vi) Section 10.04(e) is hereby amended by replacing the term “$0.15” with “$0.64.”
          (vii) Section 10.09(d) is hereby amended by replacing “the Company” with “the Company or Parent.”
     (g) Article 14 is hereby amended as follows:
          (i) Section 14.01 is hereby amended by replacing the term “Company” with “Company or Parent.”
     (h) Article 15 is hereby amended as follows:
          (i) Section 15.02 is hereby amended and restated in its entirety to read as follows:
     Section 15.02. Notices. Any request, demand, authorization, direction notice, waiver, consent or communication by the Company, the Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers:
     if to the Company:
Countrywide Financial Corporation
4500 Park Granada
MS CH-11A
Calabasas, CA 91302
Attention: Chief Legal Officer
     if to the Guarantor:
Countrywide Home Loans, Inc.
4500 Park Granada
MS CH-11A
Calabasas, CA 91302
Attention: Chief Legal Officer

if to the Parent:
Bank of America Corporation
Bank of America Corporate Center
100 North Tryon Street
NC1-007-07-13
Corporate Treasury Division
Charlotte, North Carolina 28255
Telephone: (980) 387-3776
Facsimile: (980) 387-8794
Attention: B. Kenneth Burton, Jr.
together, in the case of notices to the Company, the Guarantor and/or the Parent, with a copy to:
Bank of America Corporation
Legal Department
NC1-002-29-01
101 South Tryon Street
Charlotte, North Carolina 28255
Telephone: (704) 386-4238
Facsimile: (704) 386-1670
Attention: Teresa M. Brenner, Esq.
if to the Trustee:
The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, New York 10286
Attn: Corporate Trust Administration
Facsimile: (212) 815-5131
The Company, Parent, the Guarantor or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.
Any notice or communication given to a Securityholder shall be delivered to the Securityholder, in accordance with the procedures of the Registrar or by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee; provided, however, that no notice to the Trustee shall be deemed to be duly given unless and until the Trustee actually receives same at the address given above.

If the Company or Parent mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.
          (ii) Section 15.10 is hereby amended by replacing the term “the Company” with “the Company or Parent.”
          (iii) Section 15.13 is hereby amended by replacing the terms “the Company” with “the Company and Parent” and “the Company’s” with “the Company’s and Parent’s.”
     (i) Schedule I-A attached to the Indenture is hereby amended and restated in its entirety with Schedule I-A attached hereto. Schedule I-B attached to the Indenture is hereby amended and restated in its entirety with Schedule I-B attached hereto.
     SECTION 1.5 Trustee’s Acceptance. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.
ARTICLE II
MISCELLANEOUS
     SECTION 2.1 Effect of Supplemental Indenture. Upon the later to occur of (i) the execution and delivery of this First Supplemental Indenture by Parent, the Corporation, Issuer, the Guarantor and the Trustee and (ii) the effective time of the Merger, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.
     SECTION 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.
     SECTION 2.3 Indenture and Supplemental Indenture Construed Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.
     SECTION 2.4 Confirmation and Preservation of Indenture. The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.
     SECTION 2.5 Conflict with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act (the “TIA”) that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.
     SECTION 2.6 Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 2.7 Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.
     SECTION 2.8 Headings. The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
     SECTION 2.9 Benefits of First Supplemental Indenture, etc. Nothing in this First Supplemental Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.
     SECTION 2.10 Certain Duties and Responsibilities of the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.
     SECTION 2.11 Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 2.12 Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws rules thereof.
     SECTION 2.13 Trustee Not Responsible for Recitals. The recitals contained herein (other than the eighth recital) shall be taken as the statements of the Parent, Corporation, the Issuer and the Guarantor, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

PARENT:

Bank of America Corporation

By:	/s/ Gregory L. Curl

Name:	Gregory L. Curl
Title:

THE CORPORATION:

Red Oak Merger Corporation

By:	/s/ Joe L. Price

Name:	Joe L. Price
Title:	Chief Financial Officer

ISSUER:

Countrywide Financial Corporation

By:	/s/ Jennifer S. Sandefur

Name:	Jennifer S. Sandefur
Title:	Senior Managing Director, Treasurer

GUARANTOR:

Countrywide Home Loans, Inc.

By:	/s/ Jennifer S. Sandefur

Name:	Jennifer S. Sandefur
Title:	Senior Managing Director, Treasurer

THE TRUSTEE:

The Bank of New York Mellon

By:	/s/ Rafael E. Miranda

Name:	Rafael E. Miranda
Title:	Vice President

Schedule I-A

Effective Date	$221.35	$246.98	$287.76	$301.87	$329.31	$356.75	$384.19	$411.64	$439.08	$466.52	$493.96	$521.41	$548.85
July 15, 2008	1.0333	0.6005	0.1616	0.1002	0.0426	0.0197	0.0099	0.0053	0.0030	0.0018	0.0010	0.0006	0.0002
October 15. 2008	1.0425	0.5737	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Schedule I-B

Effective Date	$221.35	$246.98	$274.42	$301.87	$320.97	$356.75	$384.19	$411.64	$439.08	$466.52	$493.96	$521.41	$548.85
August 15, 2008	1.3652	0.9506	0.6247	0.3967	0.2851	0.1544	0.0985	0.0652	0.0452	0.0329	0.0253	0.0203	0.0169
November 15, 2008	1.3666	0.9331	0.5862	0.3413	0.2239	0.1026	0.0575	0.0338	0.0215	0.0150	0.0114	0.0093	0.0079
February 15, 2009	1.3768	0.9235	0.5483	0.2725	0.1386	0.0411	0.0145	0.0029	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2009	1.4020	0.9332	0.5283	0.1970	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000